                                                                    EXHIBIT 99.1





PRESS RELEASE

FOR MORE INFORMATION, CONTACT:
Gabriel Tirador, CFO
(323) 937-1060
www.mercuryinsurance.com
FOR RELEASE MONDAY, JULY 30, 2001


                      MERCURY GENERAL CORPORATION ANNOUNCES
                             SECOND QUARTER RESULTS


         Los Angeles, California ..... Mercury General Corporation (NYSE - MCY),
a major California automobile insurer with operations in a number of other states, reported today that net operating earnings for the second quarter of 2001 were $26.5 million, or $0.49 per share (diluted), compared with net operating earnings for the second quarter of 2000 of $25.6 million, or $0.47 per share (diluted). Net operating earnings for the first six months of 2001 were $48.4 million, or $0.89 per share (diluted) compared with $54.5 million, or $1.01 per share (diluted) in 2000. Including realized capital gains and losses, per share net income (diluted) was $0.49 and $0.94 for the second quarter and first six months of 2001 compared to $0.48 and $1.03 for the second quarter and first six months of 2000, respectively.

         Company-wide premiums written in the quarter were $350.7 million, a 12.0% increase over 2000 and premiums written for the first six months were $694.0 million, a 9.2% increase over 2000. California premiums written in the quarter and first six months were $307.6 million and $611.1 million, respectively, a 10.5% and 8.4% increase over the respective periods in 2000. The primary contributors to growth in the second quarter were increased policy sales in the California automobile insurance lines as well as increased production in California homeowners, Florida automobile insurance and Texas automobile insurance lines.

         The loss ratio (GAAP basis) was 72.0% in the quarter and 73.1% in the first six months of 2001 compared to 71.8% and 71.0% for the respective periods in 2000.

         The expense ratio (GAAP basis) was 26.5% in the quarter and 26.7% in the first six months of 2001 compared to 27.2% and 27.1% for the respective periods in 2000.


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Page 2                                                             July 30, 2001




         Investment income in the quarter was $27.9 million and for the first six months $56.0 million, a 6.7% and 8.3% increase, respectively. After taxes, per share (diluted) investment income in the quarter was $0.45 and for the first six months was $0.90 compared with $0.43 and $0.86 for the respective periods in 2000. The after tax yield on average investments of $1.79 billion (fixed maturities and equities at cost) was 5.43% for the quarter compared with 5.56% obtained for the year ended 2000.

         On July 27, 2001, the Board of Directors declared a quarterly dividend of $0.265 per share to be paid on September 27, 2001 to holders of record on September 14, 2001. The Company's book value per share at June 30, 2001 was $19.53 per share.



================================================================================

         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this press release are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, and in general economic conditions; the possibility actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves; legislation adverse to the automobile insurance industry or business generally may be enacted in California or other states; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; and various legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's filings with the Securities and Exchange Commission.


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                           MERCURY GENERAL CORPORATION

                       SUMMARY OF OPERATING RESULTS (000)


                                                        QUARTER ENDED JUNE 30,
                                                     2001                  2000
                                                 ------------           -----------
Net Premiums Written                             $    350,745           $   313,301
Net Premiums Earned                                   338,171               312,187
Paid Losses and Loss Adjustment Expenses              227,156               210,596
Incurred Losses                                       243,421               224,259
Net Investment Income                                  27,941                26,187
Net Operating Income (A)                               26,524                25,562
Capital Gains (Losses), net of tax                        (59)                  440
Net Income                                       $     26,465           $    26,002
                                                 ============           ===========

Basic Average Shares Outstanding                   54,167,143            54,062,288

Diluted Average Shares Outstanding                 54,353,257            54,205,423

Basic Per Share Data
Earnings Per Share                               $       0.49           $      0.48
                                                 ============           ===========

Diluted Per Share Data
Net Operating Income                             $       0.49           $      0.47
Capital Gains (Losses), net of tax               ($      0.00)          $      0.01
                                                 ------------           -----------
Earnings Per Share                               $       0.49           $      0.48
                                                 ============           ===========

Operating Ratios--GAAP Basis (B)
Loss Ratio                                               72.0%                 71.8%
Expense Ratio                                            26.5%                 27.2%
                                                 ------------           -----------
Combined Ratio                                           98.5%                 99.0%
                                                 ============           ===========




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
                                                      SIX MONTHS ENDED JUNE 30,
                                                     2001                  2000
                                                 ------------           -----------
Net Premiums Written                             $    693,957           $   635,595
Net Premiums Earned                                   661,943               616,842
Paid Losses and Loss Adjustment Expenses              471,224               424,959
Incurred Losses                                       483,638               437,903
Net Investment Income                                  55,960                51,671
Net Operating Income (A)                               48,383                54,537
Capital Gains, net of tax                               2,790                 1,403
Net Income                                       $     51,173           $    55,940
                                                 ============           ===========


Basic Average Shares Outstanding                   54,160,716            54,111,360

Diluted Average Shares Outstanding                 54,352,126            54,234,333

Basic Per Share Data
Earnings Per Share                               $       0.94           $      1.03
                                                 ============           ===========

Diluted Per Share Data (C)
Net Operating Income                             $       0.89           $      1.01
Capital Gains, net of tax                        $       0.05           $      0.03
                                                 ------------           -----------
Earnings Per Share                               $       0.94           $      1.03
                                                 ============           ===========


Operating Ratios--GAAP Basis (B) (C)
Loss Ratio                                               73.1%                 71.0%
Expense Ratio                                            26.7%                 27.1%
                                                 ------------           -----------
Combined Ratio                                           99.7%                 98.1%
                                                 ============           ===========


(A) Net Income, excluding capital gains, net of tax.

(B) Generally Accepted Accounting Principles

(C) Some numbers may not sum due to rounding